

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund III, Ltd. at December 31, 1997, and its statement of income for the year then ended and is qualified in its entirety by reference to the Form 10K of CNL Income Fund III, Ltd. for the year ended December 31, 1997.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                         744,997<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                  256,889
<ALLOWANCES>                                   154,469
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F2>
<PP&E>                                      17,977,207
<DEPRECIATION>                               3,341,624
<TOTAL-ASSETS>                              18,479,002
<CURRENT-LIABILITIES>                                0<F2>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  17,611,136
<TOTAL-LIABILITY-AND-EQUITY>                18,479,002
<SALES>                                              0
<TOTAL-REVENUES>                             2,188,950
<CGS>                                                0
<TOTAL-COSTS>                                  594,071
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                32,360
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,391,835
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,391,835
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,391,835
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Total cash includes $251,879 in restricted cash.
<F2>Due to the nature of its industry, CNL Income Fund III, Ltd. has an unclassified balance sheet; therefore no values are shown above for current assets and current liabilities.




